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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


Sproule Associates, Inc., does hereby consent to the use of its reports relating to the proved oil and gas reserves of GMX Resources Inc. and to the reference to the firm as an expert in Amendment No. 2 to Form SB-2 registration statement being filed by GMX RESOURCES INC. with respect to 1,250,000 Units, each Unit consisting of one share of common stock and one Class A warrant to purchase one share of common stock.


                                       SPROULE ASSOCIATES, INC.

                                       By: /s/ L.S. O'Connor
                                           ---------------------------------
February 1, 2001